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                                                                  EXHIBIT 23.03


                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement and the Registration Statements on Form S-3 of Corning Incorporated. (File Numbers 333-44328, 333-44328-1), of the Securities Act of 1933, as amended, of our report dated March 31, 2000 relating to the combined financial statements of the Lichtwellenleiter Group of Siemens AG for the year ended September 30, 1999 which report appears in the Form 8-K of Corning Incorporated dated April 17, 2000 and the reference to our firm appearing under the heading "Experts" in such Registration Statement.

/s/ KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
--------------------------------------------
KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft



Munich,
October 16, 2000